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EXHIBIT 12.1

                        FINLAY FINE JEWELRY CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

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                                                                     FISCAL YEAR ENDED
                                            -------------------------------------------------------------------
                                                                                                      PRO FORMA
                                            JAN. 29,    JAN. 28,    FEB. 3,    FEB. 1,    JAN. 31,    JAN. 31,
                                              1994        1995       1996       1997        1998        1998
                                            --------    --------    -------    -------    --------    ---------
EARNINGS:
Income (loss) from operations............   $ 34,310    $ 37,492    $49,110    $54,989    $ 60,862     $60,862
                                            --------    --------    -------    -------    --------    ---------
                                            --------    --------    -------    -------    --------    ---------

FIXED CHARGES:
Interest expense, net (including debt
  issuance costs amortization)...........   $ 20,753    $ 20,927    $21,844    $22,526    $ 24,413     $23,262
Interest income..........................         36          23        141         83          35          35
                                            --------    --------    -------    -------    --------    ---------
  Total interest expense.................     20,789      20,950     21,985     22,609      24,448      23,297
Capitalized interest.....................         --          --         --         --         660         660
                                            --------    --------    -------    -------    --------    ---------
  Total fixed charges....................   $ 20,789    $ 20,950    $21,985    $22,609    $ 25,108     $23,957
                                            --------    --------    -------    -------    --------    ---------
                                            --------    --------    -------    -------    --------    ---------

Earnings divided by fixed charges........       1.7x        1.8x       2.2x       2.4x        2.4x        2.5x
                                            --------    --------    -------    -------    --------    ---------
                                            --------    --------    -------    -------    --------    ---------
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